Exhibit 23.2
Young Conaway Stargatt & Taylor, llp

Ben T. Castle	Janet Z. Charlton
Sheldon N. Sandler	Robert S. Brady
Richard A. Levine	Joel A. Waite
Richard A. Zappa	Brent C. Shaffer
Frederick W. Iobst	Daniel P. Johnson
Richard H. Morse	Craig D. Grear
David C. McBride	Timothy Jay Houseal
Joseph M. Nicholson	Martin S. Lessner
Craig A. Karsnitz	Pauline K. Morgan
Barry M. Willoughby	C. Barr Flinn
Josy W. Ingersoll	Natalie Wolf
Anthony G. Flynn	Lisa B. Goodman
Jerome K. Grossman	John W. Shaw
Eugene A. DiPrinzio	James P. Hughes, Jr.
James L. Patton, Jr.	Edwin J. Harron
Robert L. Thomas	Michael R. Nestor
William D. Johnston	Maureen D. Luke
Timothy J. Snyder	Rolin P. Bissell
Bruce L. Silverstein	Scott A. Holt
William W. Bowser	John T. Dorsey
Larry J. Tarabicos	M. Blake Cleary
Richard A. DiLiberto, Jr.	Christian Douglas Wright
Melanie K. Sharp	Danielle Gibbs
Cassandra F. Roberts	John J. Paschetto
Richard J.A. Popper	Norman M. Powell
Teresa A. Cheek	Elena C. Norman
Neilli Mullen Walsh
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19801
P.O. Box 391
Wilmington, Delaware 19899-0391
(302) 571-6600
(800) 253-2234 (DE Only)
Fax: (302) 571-1253

110 West Pine Street
P.O. Box 594
Georgetown, Delaware 19947
(302) 856-3571
(800) 255-2234 (DE Only)
Fax: (302) 856-9338
www.youngconaway.com

Joseph M. Barry	Matthew B. Lunn
Sean M. Beach	Joseph A. Malfitano
Sanjay Bhatnagar	Adria B. Martinelli
Donald J. Bowman, Jr.	Michael W. McDermott
Jeffrey T. Castellano	Tammy L. Mercer
Kara Hammond Coyle	Maribeth L. Minella
Kristen Salvatore DePalma	Edmon L. Morton
Margaret M. DiBianca	D. Fon Muttamara-Walker
Mary F. Dugan	Jennifer R. Noel
Erin Edwards	Adam W. Poff
Kenneth J. Enos	Seth J. Reidenberg
Ian S. Fredericks	Sara Beth A. Reyburn
James J. Gallagher	Cheryl A. Santaniello
Sean T. Greecher	(NJ & PA Only)
Stephanie L. Hansen	Michele Sherretta
Dawn M. Jones	Monté T. Squire
Karen E. Keller	Michael P. Stafford
Jennifer M. Kinkus	Chad S.C. Stover
Edward J. Kosmowski	John E. Tracey
John C. Kuffel	Travis N. Turner
Karen Lantz	Margaret B. Whiteman
Timothy E. Lengkeek	Sharon M. Zieg
Andrew A. Lundgren

Special Counsel	Senior Counsel
John D. McLaughlin, Jr.	Curtis J. Crowther
Karen L. Pascale
Patricia A. Widdoss	Of Counsel
Bruce M. Stargatt
Stuart B. Young
Edward B. Maxwell, 2nd

June 7, 2007
Discover Bank
12 Reads Way
New Castle, Delaware 19720
     Re:            Discover Card Execution Note Trust
Ladies and Gentlemen:
     We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Discover Bank, Discover Card Master Trust I and Discover Card Execution Note Trust on or about June 7, 2007 and to the references to our firm in the prospectus included therein under the captions “The Seller, Depositor and Sponsor — Insolvency-Related Matters” and “Legal Matters”.

Very truly yours,

YOUNG CONAWAY STARGATT & TAYLOR, LLP

By:	/s/ Craig D. Grear Craig D. Grear, Partner